Exhibit 10.17c

SECOND AMENDMENT TO OFFICE LEASE THIS SECOND AMENDMENT TO OFFICE LEASE (this ?Amendment?) is made as of May 1, 2013 (the ?Effective Date?) by and between WEXFORD 4320 FOREST PARK, LLC, a Delaware limited liability company (?Landlord?), and STEREOTAXIS, INC., a Delaware corporation (?Tenant?). Each of Landlord and Tenant is sometimes referred to herein as a ?Party? and together as the ?Parties.? RECITALS A. Pursuant to that certain Office Lease dated as of November 15, 2004 (the ?Original Lease?) by and between Tenant and CORTEX West Development I, LLC, a Missouri limited liability company (?Original Landlord?), as amended by a First Amendment to Office Lease dated as of November 30, 2007 (the ?First Amendment?), and as assigned by Original Landlord to Landlord pursuant to an Assignment and Assumption of Leases dated as of September 10, 2012 (as amended and assigned to date, the ?Lease?), Tenant leases from Landlord certain spacc on the first, second and third floors of the west wing of the building located at 4320 Forest Park Boulevard, St. Louis, Missouri (the ?Building?). B. The Premises under the Lease currently comprises 82,276 rentable square feet (?RSF?) (73,461 usable square feet (?USF?)), of which 1 1,738 RSF (10,480 USF) are Assembly Space and 70,538 RSF (62,981 USF) are Office Space. C. Landlord and Tenant desire to modify the Lease so as (a) to make available to BioGencrator, a Missouri non-profit corporation (?BioGenerator?), 13,112 RSF (11,707 USF) of space on the third floor of the Building (the ?New BioGenerator Premises?), as more particularly shown on Exhibit A attached hereto, which currently constitutes a portion of the Premises, (b) to remove the New BioGenerator Premises from the Lease, (c) to provide for the payment of certain additional base rent by Tenant, (d) to adjust the leasehold improvement allowance so as to account for the removal of the BioGencrator Premises from the Lease, and (e) to make additional modifications to the Lease, all on the terms and conditions more particularly set forth herein. D. This Amendment is being entered into simultaneously and consistent with the lease between Landlord and BioGenerator for the New BioGenerator Premises. AGREEMENT NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows: 1. Recitals: Defined Terms. (a) The foregoing recitals are hereby incorporated into and made a part of this Amendment. All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Lease. (b) For purposes of this Amendment, the following definitions shall apply: (i) “BioGenerator Occupancy Date” means the earlier of (A) October I, 2013, or (B) the date BioGencrator begins operating in the New BioGenerator Premises.

(ii) “Hallway Improvements” means the design and construction of the corridors and common areas required to separate the New BioGenerator Premises from the remaining Premises under the Lease as of the Effective Date. (iii) “Primary Office Space” means the Office Space located on the first and second floors of the Building, and excludes the Remainder Space and the balance of the Third Floor Premises. (iv) “Term” shall mean the term of the Lease, as extended by Tenant’s exercise of the first renewal option authorized under Section 3.3 of the Original Lease and implemented by Section 7 of the First Amendment, which expires on December 31, 2018. Tenant has one remaining renewal option of three (3) years, as provided in Section 3.3 of the Original Lease. 2. Premises. (a) As of the Effective Date, the New BioGenerator Premises identified on the plan attached hereto as Exhibit A as (a) “Area ‘A’,” containing 253 RSF and 226 USF. of Office Space (“Area A”), (b) the area marked “65 usf,” containing 73 RSF and 65 USF of Office Space (“Kitchen Space”), and (c) “Lease Space 1,” containing 12,786 RSF and 11,416 USF of Office Space (“Lease Space 1”), each located on the third floor of the Building, is hereby surrendered and removed from the Premises and shall no longer be subject to the Lease. (b) All of the New BioGenerator Premises constituted part of the Third Floor Premises One under the First Amendment. (c) Upon and following the removal of the New BioGenerator Premises from the Premises, the Premises leased by Tenant shall comprise 69,164 RSF (61,754 USF), of which 11,738 RSF (10,480 USF) are Assembly Space and 57,426 RSF (51,274 USF) are Office Space, and all references to the “Premises” in the Lease and this Amendment shall mean and refer to the Premises under the Lease, less the New Biogenerator Premises. Notwithstanding the above, (i) as provided in Section 3, Tenant shall continue to pay Base Rent as if (for the limited duration specified therein) the New BioGenerator Premises is included in the Premises, and (ii) as provided in Section 4, Tenant shall continue to be responsible for Tenant’s Pro Rata Share of Expenses in excess of the Expense Stop as if (for the limited duration specified therein) the New BioGenerator Premises is included in the Premises. (d) On or before May 1, 2013, Tenant shall surrender the New BioGenerator Premises in clean, broom-swept condition. 3. Base Rent. (a) Between the Effective Date and the BioGenerator Occupancy Date, there will no changc in the Monthly Base Rent and the Annual Base Rent, subject in each case to the appropriate proration to reflect the actual number of days elapsed. Accordingly, between the Effective Date and the BioGenerator Occupancy Dale, (i) the Assembly Space shall remain as 1 1,738 RSF and the Annual Base Rent on such space shall be calculated using the rental rate in Section 3 of the First Amendment for the eighth Lease Year ($14.00 per RSF);

(ii) the Primary Office Space shall remain as 41,744 RSF and the Annual Base Rent on such space shall be calculated using the rental rate in Section 3 of the First Amendment for the eighth Lease Year ($21.00 per RSF); (iii) the Remainder Space (which constitutes Office Space) shall remain as 6,026 RSF and the Annual Base Rent on such space shall be calculated using the rental rate for Office Space in Section 3 of the First Amendment for the eighth Lease Year ($21.00 per RSF); and (iv) the Third Floor Premises (which constitutes Office Space), for purposes of determining the Annual Base Rent and the Expense Stop, will be deemed to remain as 22,768 RSF and the Annual Base Rent on such deemed space will be calculated using the methodology based on a CPI adjustment, as described in Section 5(a) of the First Amendment (currently $24.11 per RSF for the eighth Lease Year). (b) As of the BioGcnerator Occupancy Date, and continuing through the end of the tenth Lease Year (i.e. through December 31, 2015), the Annual Base Rent for the Premises shall be paid in accordance with the following: (i) the Assembly Space shall remain as 11,738 RSF and the Annual Base Rent on such space shall be calculated using the rental rate in Section 3 of the First Amendment for the eighth Lease Year ($14.00 per RSF) and beyond through the tenth Lease Year (continuing at $14.00 per RSF); (ii) the Primary Office Space shall remain as 41,744 RSF and the Annual Base Rent on such space shall be calculated using the rental rate for Office Space in Section 3 of the First Amendment for the eighth Lease Year ($21.00 per RSF) and beyond through the tenth Lease Year (increasing to $22.00 p’cr RSF for the ninth and tenth Lease Years); (iii) the Remainder Space shall remain as 6,026 RSF and the Annual Base Rent on such space shall be calculated using the rental rate for Office Space in Section 3 of the First Amendment for the eighth Lease Year ($21.00 per RSF) and beyond through the tenth Lease Year (increasing to $22.00 per RSF for the ninth and tenth Lease Years); (iv) the Third Floor Premises shall become 9,656 RSF (i.e. 22,768 RSF less 13,112 RSF) and the Annual Base Rent on such space will be calculated using the following (instead of the methodology based on a CPI adjustment, as described in Section 5(a) of the First Amendment): $24.71 per RSF for calendar year 2014 and $25.33 per RSF for calendar year 2015; (v) additional Annual Base Rent shall be calculated and paid by Tenant in advancc on the first day of each month (subject to proration for any partial month) based on the 13,112 RSF of the New BioGenerator Premises multiplied by the applicable rental rate shown on the attached Exhibit C (“Additional Base Rent”). (c) As of the start of the eleventh Lease Year (i.e. the Lease Year beginning on January I, 2016) and through the balance of the current Term (i.e. through December 31, 2018), the Annual Base Rent for the Premises shall be paid in accordance with the following: (i) the Assembly Space shall remain as 1 1,738 RSF and the Annual Base Rent on such space shall be calculated using the rental rate for the Assembly Space in Section 7 of the First Amendment for the eleventh Lease Year ($18.81 per RSF) and the following (instead of the CPI methodology described therein for each Lease Year beyond): $19.28 per RSF for calendar year 2017 and $ 19.76 per RSF for calendar year 2018;

(ii) the Primary Office Space, the Remainder Space and the remaining Third Floor Premises (after subtracting the New BioGenerator Premises from the calculation), together totaling 57,426 RSF and constituting all of the Office Space (per the footnote in Section 1.11 of the Original Lease), shall be subject to an Annual Base Rent calculated using the rental rate in Section 7 of the First Amendment for the eleventh Lease Year ($27.87 per RSF) and the following (instead of the CPI methodology described therein for each Lease Year beyond): $28.57 per RSF for calendar year 2017 and $29.28 per RSF for calendar year 2018; and (iii) Additional Base Rent, based on the New BioGenerator Premises of 13,112 RSF, shall be payable using the applicable rental rate shown on Exhibit C. (d) Landlord shall promptly advise Tenant of the BioGenerator Occupancy Date, if such date is earlier than the fixed date. 4• Adjustments to Annual Base Rent For Expenses in Excess of Expense Stop. Nothing in this Amendment is intended to modify Tenant’s obligation to pay Tenant’s Pro Rata Share of Expenses in excess of the Expense Stop as provided in Section 4.2 of the Original Lease, except that after (but not before) the BioGenerator Occupancy Date, Tenant’s obligation shall be determined based upon the Premises containing 69,164 RSF (61,754 USF). 5. Parking. As a result of the reduction of the size of the Premises due to the surrender of New BioGenerator Premises pursuant to Section 2 above, Tenant shall surrender all of its rights as to thirty-three (33) parking spaces as of the Effective Date. Landlord and Tenant acknowledge and agree that, following the surrender of Area A, the Kitchen Space and Lease Space 1, Tenant shall be entitled to one hundred seventy-three (173) parking spaces (i.e. 2.5 parking spaces per 1,000 RSF x 69,164) pursuant to the terms of the Lease. Tenant shall continue to have the option of leasing additional parking spaces, subject to availability and payment of then applicable parking rate (currently $80 per space per month). 6, Tenant Improvement Allowance. (a) Pursuant to Section 3.7 of the Original Lease and Sections 4 and 5 of the First Amendment, Tenant was entitled to a leasehold improvement allowance of $25 per RSF multiplied by 28,794 RSF contained in the Remainder Space and the Third Floor Premises (collectively, the “Third Floor Space”), or a total of $719,850. (b) In 2009, Tenant was reimbursed $145,500 for work performed on 5,820 RSF of the Third Floor Space, leaving a balancc of $574,350 available in allowance for the remaining 22,794 RSF of Third Floor Space. (c) The reduction in the Premises and the Third Floor Space for the 13,112 RSF of the New BioGenerator Premises will further reduce the allowance by $327,800, leaving available allowance at $246,550, (d) The Hallway Improvements shall be performed by Landlord. The parties agree that the remaining allowance will be available and used for the Hallway Improvements. Any work for the Hallway Improvements shall be performed pursuant to a contract or bid acceptable to Tenant (the “Contract”), and plans and specifications acccptable to Tenant (the “Plans and Specs”). No changes or additions shall be made to the Contract or the Plans and Specs without Tenant’s prior review and approval. The work constituting the Hallway Improvements shall be done in a manner to minimize any interference with Tenant’s business. Landlord shall indemnify, defend and hold Tenant harmless from and against any and all claims, damages and losses (including, without limitation, reasonable attorneys’ fees and court costs) for personal injury or property damage caused by the Hallway Improvements, or the work relating thereto. 7. Light Fixtures and Ceiling Pads. Light fixtures and ceiling pads located in the Building will be available to Landlord and BioGenerator for use as materials in the build-out of the New BioGenerator Premises (if acceptable to BioGenerator), at no charge to BioGenerator or Tenant. To the extent any such light fixtures or ceiling pads remain following the build-out of the New BioGenerator Premises, the same shall be stored in the vacant space in the third floor of the Building and may be utilized for the future build-out of any remaining vacant space in the Building, if the lessee is an incubator or other start-up company approved by Landlord, at no cost to such lessee or to Tenant. 8. Security Deposit. The parties acknowledge that the Security Deposit has been fully refunded and the provisions of Section 1.14 of the Original Lease and Section 11 of the First Amendment are no longer applicable. 9. Broker. Tenant acknowledges that Crcsa St. Louis (“Broker”) is Tenant’s agent and that Tenant has separate arrangements with Broker for any compensation payable to Broker. Tenant hereby indemnifies and agrees to hold Landlord and BioGenerator harmless from any claims by or arising through Broker. 10. Miscellaneous. The Lease, as amended hereby, remains in full force and effect. Any references to the “Lease” shall be deemed to refer to the Lease as modified by this Amendment. In the event of any conflict between the Original Lease and the First Amendment, on the one hand, and this Amendment on the other hand, the terms of this Amendment shall govern. This Amendment shall be binding on and inure to the benefit of Landlord and Tenant and their respective successors and assigns. This Amendment may be signed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute a single document. This Amendment may be executed by facsimile or PDF which shall be deemed to have the same force and effect as original signatures. This Amendment shall be governed by and enforced in accordance with the internal laws of the State of Missouri. The invalidity or unenforceability of any provision of this Amendment shall not affect or impair any other provision hereof. [Remainder of page intentionally left blank]

IN WITNESS Wl IEREOI\ the parties hereto have executed this Second Amendment to Office Lease as of the date and year first above written. LANDLORD: WEXFORD 4320 FOREST PARK. I.LC, a Delaware limited liability company ^amef T’”«: £)te.c. VP TENANT; STEREOTAXIS, INC. a Delaware corporation Title: III:Ul imoii. HI38V59 l>Oi (Second Amendment In Office t.easc Signature Page I

EXHIBIT A Plan of New BioGenerator Premises [Attached]

EXHIBIT B INTENTIONALLY OMITTED

EXHIBIT C Rental Rates for Additional Base Rent [Attached]

## EXHIBIT C

Rent per Square Foot

For the Years Ending

| Tenant | SF | Reference Lease Amendment Section | Lease Year 8 Dec-2013 | Lease Year 9 Dec-2014 | Lease Year 10 Dec-2015 | Lease Year 11 Dec-2016 | Lease Year 12 Dec-2017 | Lease Year 13 Dec-2018 |
|---|---|---|---|---|---|---|---|---|
| Stereotaxis - Assembly Space | 11,738 | 3(b)(i) | 14.00 | 14.00 | 14.00 | 18.81 | 19.28 | 19.70 |
| Stereotaxis - Primary Office Space | 41,744 | 3(b)(ii) | 21.00 | 22.00 | 22.00 | 27.87 | 28.57 | 29.28 |
| Stereotaxis - Remainder Space | 6,026 | 3(b)(iii) | 21.00 | 22.00 | 22.00 | 27.87 | 28.57 | 29.28 |
| Stereotaxis - Third Floor Premises | 9,656 | 3(b)(iv) | 24.11 | 24.71 | 25.33 | 27.87 | 28.57 | 29.28 |
| Stereotaxis - Additional Annual Base Rent | 13,112 | 3(b)(v) | 6.11 | 6.71 | 7.33 | 7.87 | 8.57 | 7.28 |
| | 82,276 | | | | | | | |

Annualized Rent

For the Years Ending

| Tenant | SF | Lease Year 8 Dec-2013* | Lease Year 9 Dec-2014 | Lease Year 10 Dec-2015 | Lease Year 11 Dec-2016 | Lease Year 12 Dec-2017 | Lease Year 13 Dec-2018 |
|---|---|---|---|---|---|---|---|
| Stereotaxis - Occupied Assembly | 11,738 | 164,332.00 | 164,332.00 | 164,332.00 | 220,791.78 | 226,308.64 | 231,942.88 |
| Stereotaxis - Occupied Office Floor 1 and 2 | 41,744 | 876,624.00 | 918,368.00 | 918,368.00 | 1,163,405.28 | 1,192,626.08 | 1,222,264.32 |
| Stereotaxis - Vacant (Remainder) Floor 3 | 6,026 | 126,546.00 | 132,572.00 | 132,572.00 | 167,944.62 | 172,162.82 | 176,441.28 |
| Stereotaxis - Vacant (Office Shell) Floor 3 | 9,656 | 232,806.16 | 238,599.76 | 244,586.48 | 269,112.72 | 275,871.92 | 282,727.68 |
| Stereotaxis - Additional Base Rent | 13,112 | 80,114.32 | 87,981.52 | 96,110.96 | 103,191.44 | 112,369.84 | 95,455.36 |
| | 82,276 | | | | | | |

* Does not reflect annualized affect of Lease Ammendment Commencement Date